U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2018

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of principal executive offices)

(303) 371-0387

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 - Entry Into a Material Definitive Agreement

On July 17, 2018, Medicine Man Technologies Inc. (OTCQB: MDCL) (“Medicine Man Technologies” or “Company”), announced an exclusive licensing agreement with Canada House Wellness Group Inc. (CSE: CHV) (“Canada House”), through its wholly owned subsidiary Abba Medix Corp., for deployment of its intellectual property and product lines (Three a Light ®, Success Nutrients ®, General Intellectual Property) into the Canadian marketplace.

The licensing agreement calls for an initial payment of $4.65M (CAD) in the form of cash and stock for licensing of Medicine Man Technologies intellectual property, product lines, and assignment of an existing Cultivation MAX agreement to Canada House. Medicine Man Technologies will also be entitled to revenue-based fees related to this deployment over the duration of the license agreement and will be assisting Canada House’s marketing efforts.

Medicine Man Technologies’ current CEO, Mr. Brett Roper and members of the team will be working extensively with the Canada House Wellness team through the balance of this year to assist with transition and product development, in particular focusing on the deployment of a highly efficient network of newly announced micro-cultivator license types in Canada as well as other goods and service offerings.

Item 9.01 - Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated July 17, 2018 - “Medicine Man Technologies Enters into an Exclusive Licensing Agreement for Future Canadian Based Deployment”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.
(Registrant)

Dated: July 17, 2018	By:	/s/ Brett Roper
Brett Roper, Chief Executive Officer

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